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                                                                    EXHIBIT 10.1

FOR FURTHER INFORMATION:
AT METAMOR WORLDWIDE INC.:                    AT SPR INC.:
Edward Pierce, CFO                            Stephen J. Tober, COO
Kyle Leak, Investor Relations                 Leslie Bedford, Investor Relations
713-548-3400                                  630.575.6200


AT THE FINANCIAL RELATIONS BOARD:
Marilyn Windsor                       Janine Warell              Darcy Bretz
General Inquiries                     Analyst Inquiries          Media Inquiries
312-640-6692                          312-640-6775               312-640-6756



FOR IMMEDIATE RELEASE
MONDAY, MARCH 15, 1999

            METAMOR WORLDWIDE AND SPR INC. AGREE TO TERMINATE MERGER

HOUSTON, MARCH 15, 1999--METAMOR WORLDWIDE, INC. (NASDAQ: MMWW), a leading provider of information technology (IT) services, and SPR INC. (NASDAQ: SPRI) have announced the termination of their proposed merger. The boards of directors of the two companies have determined that the transaction is not in the best interests of their respective stockholders and have entered into a consensual termination agreement. Under terms of the termination agreement, neither party will owe a break-up fee to the other.

Metamor's chairman and chief executive officer, Michael T. Willis, stated, "Based on current operating results and trends seen in our overall business, the outlook for 1999 remains strong. For fiscal year 1999, on a pro forma basis, Metamor expects over 70 percent of its earnings before interest, taxes, depreciation and amortization to be derived from its solutions business." Willis also stated, "We continue to believe that as part of our long-term strategy, Metamor should build significant expertise in the mainframe application maintenance arena and we anticipate SPR playing an important role in developing this expertise."

SPR's chairman and chief executive officer, Rob Figliulo, added, "Both companies are disappointed that this merger will not take place, but the unanticipated impact of recent industry events dictates that we set this deal aside and explore other ways to work together in the best interests of our respective shareholders, clients and employees."

Metamor Worldwide, a diversified global IT solutions and services provider, offers customers project management capabilities for a broad range of technology solutions including Internet and Web-enabled applications, custom application development, data warehousing, ERP package implementation, systems integration, software engineering, application support and training. With IT professionals and development centers located domestically and abroad, Metamor Worldwide's flexible delivery of value-added services is



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METAMOR WORLDWIDE, INC.
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provided through a combination of geographic presence, industry focus and specialized technology practices.

Founded in 1973 and headquartered in the Chicago area, SPR Inc. provides Fortune 1000 companies with IT services. These services include General Consulting as well as five outsourcing services: Software Modernization, Mass Change, Application Management, Information Delivery and Software Quality Services. The outsourcing services help customers derive maximum value from their existing IT investments with comprehensive solutions for maintaining, improving and transitioning legacy systems. SPR has offices in Oak Brook, IL., Dallas, Milwaukee and Tulsa.


Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. Although Metamor and SPR have used their best efforts to be accurate in making those forward-looking statements, it is possible that the assumptions made by management of the two companies may not materialize. In addition, the information set forth in Metamor's Form 10-K for the fiscal year ended December 31, 1997 and Form 10-Q for the quarter ended September 30, 1998 describes certain additional risks and uncertainties that could cause actual results to vary materially from the results covered in such forward-looking statements.


 FOR FURTHER INFORMATION REGARDING METAMOR WORLDWIDE, INC. FREE OF CHARGE VIA
                  FAX, DIAL 1-800-PRO-INFO AND ENTER "MMWW."

      METAMOR WORLDWIDE CAN BE REACHED ON THE INTERNET AT WWW.METAMOR.COM.
           SPR INC. CAN BE REACHED ON THE INTERNET AT WWW.SPRINC.COM.








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